UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 22, 2010

MILLER PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Tennessee	033-02249-FW	62-1028629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Baker Highway, Huntsville, TN	37756
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(423) 663-9457

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

As previously reported in a Current Report on Form 8-K as filed on January 4, 2010, on December 18, 2009, Miller Petroleum, Inc. agreed in principle to a sale of its common stock to select accredited investors. The price negotiated of the common stock to be purchased was a 16.67% discount to the closing market price on December 18, 2009. The earlier report disclosed that we had sold $4,750,000 of this offering between December 28, 2009 and December 31, 2009.

Between January 6, 2010 and January 22, 2010 we sold 1,265,000 shares in this offering to 11 accredited investors resulting in gross proceeds to us of $1,265,000 pursuant to the terms of a Securities Purchase Agreement. The sale of equity represents a total of $6,015,000 of proceeds that we completed in order to fund the initial capital expenditures of our recently acquired Alaskan oil and gas operations for the upcoming year, and to eliminate company debt accumulated from building our operations over the past year.

These sales were made in private transactions exempt from registration under the Securities Act of 1933 (the “Securities Act”) in reliance on an exemption provided by Section 4(2) of the Securities Act and Regulation D thereunder. Sutter Securities Incorporated, a broker-dealer and member of FINRA, acted as finder for us in the offering. We agreed to pay Sutter Securities Incorporated a fee of $200,000 which was 5% of the gross proceeds referred by them and issue them five-year common stock purchase warrants to purchase an aggregate of 280,000 shares of our common stock at an exercise price equal to 120% of the volume weighted average price of the Company’s common stock for the preceding 30 days prior to the funding date as compensation for its services. These warrants are exercisable on a cashless basis. If we make any subsequent sales of our securities within one year to any purchaser introduced to us by Sutter Securities Incorporated, we are obligated to pay that firm a finder’s fee on those sales. In addition, we paid additional finder’s fees of $146,000 to seven individuals or entities in connection with the sale of these shares. We are using the net proceeds of this offering for general working capital and to increase oil production from Alaska oil and gas related assets which were recently purchased.

Item 7.01	Regulation FD Disclosure.

On January 22, 2010 we issued a press release disclosing the sales of our securities described in Item 3.02 of this report. A copy of the press release is filed as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Miller Petroleum, Inc. under the Securities Act or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated January 22, 2010 *

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER PETROLEUM, INC.

Date: January 27, 2010	By: /s/ Paul W. Boyd Paul W. Boyd, Chief Financial Officer